UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2006

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 331-1112

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We have an investment in Business Loan Express, LLC (BLX). At December 31, 2005, our investment totaled $299.4 million at cost and $357.1 million at value, or 8.9% of our total assets, and was composed of subordinated debt, all of BLX's Class A and Class B Interests, and 94.9% of the Class C Interests. At December 31, 2005, BLX had a three-year $275.0 million revolving credit facility provided by third party lenders that matured in January 2007. As the controlling equity owner in BLX, we had provided an unconditional guaranty to the revolving credit facility lenders in an amount equal to 50% of the total obligations (consisting of principal, letters of credit issued under the facility, accrued interest, and other fees) of BLX under the revolving credit facility. At December 31, 2005, the principal amount of loans outstanding on the revolving credit facility was $228.2 million and letters of credit issued under the facility were $41.7 million. The total obligation guaranteed by us at December 31, 2005, was $135.4 million.

On March 17, 2006, BLX closed on a new three-year $500.0 million revolving credit facility that matures in March 2009, which replaces the existing facility. The new facility was provided by 20 banks. The revolving credit facility may be expanded through new or additional commitments up to $600.0 million at BLX’s option. This new facility provides for a sub-facility for the issuance of letters of credit for up to an amount equal to 25% of the committed facility. We have agreed to provide an unconditional guaranty to the new revolving credit facility lenders in an amount equal to 50% of the total obligations (consisting of principal, letters of credit issued under the facility, accrued interest, and other fees) of BLX under the facility. At the closing of the facility, the principal amount of loans outstanding on the revolving credit facility was $217.6 million and letters of credit issued under the facility were $41.7 million. The total obligation guaranteed by us at March 17, 2006, was $130.0 million. This guaranty can be called by the lenders only in the event of a default under the BLX credit facility. BLX was in compliance with the terms of this facility at the closing.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits
Exhibit No. Description
10.1 Control Investor Guaranty Agreement, dated as of March 17, 2006, between Allied Capital and Citibank, N.A. and Business Loan Express, LLC.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

March 23, 2006	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Control Investor Guaranty Agreement, dated March 17, 2006, between Allied Capital and Citibank N.A. and Business Loan Express, LLC.